UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2009
EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-31353 (Commission File No.)	51-0300558 (IRS Employer Identification No.)
3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
Item 3.03 Material Modifications to Rights of Securities Holders
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-3.1
EX-3.2
EX-4.1
EX-10.1
EX-10.2
EX-10.3
EX-99.1

ITEM 1.01 Entry into a Material Definitive Agreement.
On January 14, 2009, the Board of Directors (the “Board”) of Emulex Corporation (the “Corporation”) authorized and declared a dividend of one preferred stock purchase right (each, a “Right”) for each share of common stock, par value $0.10 per share, of the Corporation (“Common Stock”). The dividend is payable on January 24, 2009 (the “Record Date”) to the record holders of shares of Common Stock as of the Record Date.
The following is a summary description of the Rights. This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement, dated as of January 15, 2009, by and between the Corporation and Mellon Investor Services LLC, as rights agent (the “Rights Agent”), a copy of which is attached to the Form 8-A filed by the Corporation on the date hereof and incorporated herein by reference (the “Rights Agreement”).
The Board adopted the Rights Agreement to protect the policy and effectiveness of the corporation, to protect shareholders from coercive, unfair or inadequate tender offers or other abusive takeover tactics and to preserve for the stockholders the long term value of their investment in the Corporation. In general terms, the Rights Agreement would protect the Corporation from such abusive takeover tactics by imposing a significant penalty upon any person or group that acquires 15% or more of the outstanding shares of Common Stock without the prior approval of the Board. The Rights Agreement would not interfere with any merger or other business combination approved by the Board.
     1. Issuance of Rights
     Each holder of shares of Common Stock (“Common Shares”) as of the Record Date will receive a dividend of one Right per Common Share. The Rights will initially trade with, and be evidenced by, the stock certificates representing shares of Common Stock (or, if uncertificated, by the book-entry account that evidences record ownership of such shares). Rights will also be issued together with any Common Shares (a) issued after the Record Date and prior to the earlier of the Distribution Date, the Redemption Date, the Exchange Date or the Expiration Date (each as described below) or (b) issued on or after the Distribution Date and before the Expiration Date, the Redemption Date or the Exchange Date pursuant to the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options granted or sold prior to the Distribution Date.
     2. Issuance of Rights Certificates; Beneficial Ownership
     The Rights will not be exercisable before the Distribution Date. Upon the close of business on the Distribution Date, the Rights will separate from the Common Shares, the Rights Agent will mail Rights certificates, or issue uncertificated Rights, to holders of record of Common Shares as of the close of business on the Distribution Date and each Right will become exercisable to purchase one one-thousandth (1/1,000) of a share of Series A Junior Participating Preferred Stock, par value $0.01, of the Corporation (“Preferred Stock”) (all as described in more detail below).

     The “Distribution Date” is the earliest of:
•	the close of business on the tenth business day following the first date of the public announcement that any person, together with such person’s associates and affiliates (other than the Corporation or certain related entities), has become the beneficial owner of 15% or more of the then outstanding Common Shares (such person is an “Acquiring Person”) or such earlier date that a majority of the directors of the Corporation become aware of the existence of an Acquiring Person (such date is the “Shares Acquisition Date”);

•	the close of business on the tenth business day (or such later day as may be determined by the Board) after the date of the commencement by any person (other than an exempt person) of, or after the first public announcement of an intention of any person (other than an exempt person) to commence, a tender offer or exchange offer, the consummation of which would cause any person to become an Acquiring Person; and

•	the occurrence of a transaction described in Section 5(b) below.
     Subject to limited exceptions, a person shall be the “beneficial owner” of and shall “beneficially own” and shall have “beneficial ownership” of any securities:
•	which such person or any of such person’s affiliates or associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended as in effect on the date hereof (the “Exchange Act”));

•	which such person or any of such person’s affiliates or associates has, directly or indirectly (A) the right to acquire (except with respect to securities tendered but not yet purchased in a tender offer), or direct the acquisition of, pursuant to any agreement, arrangement or understanding, whether or not in writing, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; or (B) the right to vote or direct the voting of, whether pursuant to any agreement, arrangement or understanding or otherwise, whether or not in writing, subject to certain exceptions; or

•	which are beneficially owned, directly or indirectly, by any other person with which such person or any such person’s affiliates or associates has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation, subject to certain exceptions.
     3. Exercise Price
     Each Right will allow its holder to purchase one one-thousandth (1/1,000) of a share of Preferred Stock for $35.00 once the Rights become exercisable. The exercise price is subject to certain anti-dilution adjustments.

     4. Expiration of Rights
     The Rights shall expire on January 24, 2012 (the “Expiration Date”), unless earlier redeemed or exchanged.
     5. Exercise of Rights
     (a) Flip-In Events. A “flip-in event” will occur if any person becomes an Acquiring Person, and the Rights have not been redeemed or exchanged and have not expired within ten business days thereafter. If a flip-in event occurs, each holder of a Right thereafter has the right to receive, upon exercise and in lieu of shares of Preferred Stock, a number of Common Shares (or, in certain circumstances specified in the Rights Agreement, cash, other securities or other assets) that have a market value equal to two times the exercise price of the Right. All Rights that are (or, under certain circumstances specified in the Rights Agreement, were) beneficially owned by an Acquiring Person will become void and may not be exercised.
     For example, at an exercise price of $35.00 per Right, each Right not owned (or, under certain circumstances specified in the Rights Agreement, not previously owned) by an Acquiring Person following a flip-in event would entitle its holder to purchase $70.00 worth of Common Shares (or other consideration as described above) for $35.00. Assuming that each Common Share had a value of $7.00 at that time, the holder of each valid Right would be entitled to purchase 10 Common Shares for $35.00.
     (b) Flip-Over Events. Each of the following events, if they occur during a time when there is an Acquiring Person, is a “flip-over event”:
•	the Corporation consolidates with, or merges with or into, any other person (other than a subsidiary of the Corporation) and the Corporation is not the continuing or surviving corporation;

•	the Corporation consolidates with, or merges with and into any other person (other than a subsidiary of the Corporation) and the Corporation is the continuing or surviving corporation, and consequent to the transaction all or part of the Common Shares are converted into the right to receive another form of consideration; or

•	the Corporation sells, disposes of or otherwise transfers 50% or more of the assets or earning power of the Corporation and its subsidiaries taken as a whole to any person other than the Corporation or one or more of its wholly-owned subsidiaries.
     If a flip-over event occurs, each Right (other than a Right that has become void) will thereafter represent the right to receive, upon the be exercise thereof, at the Purchase Price, in lieu of Preferred Shares or other securities or assets of the Corporation, equity securities of the surviving corporation or purchaser with an aggregate market value equal to two times the Purchase Price.

     6. Preferred Stock Provisions
     Each one one-thousandth (1/1,000) of a share of Preferred Stock, if issued:
•	will not be redeemable;

•	will be subordinate to any other series of the Corporation’s preferred stock, unless the terms of any other such series of preferred stock expressly provide otherwise;

•	will entitle holders to receive when, and if declared, the greater of (i) cash and non-cash dividends in an amount equal to 1,000 times the dividends declared on each Common Share or (ii) a preferential semi-annual dividend of $0.50 per Preferred Share ($.0005 per one one-thousandth (1/1,000) of a Preferred Share);

•	will entitle holders upon liquidation to receive a liquidation payment in an amount equal to $1.00 per Preferred Share ($.001 per one one-thousandth (1/1,000) of a Preferred Share), plus all accrued and unpaid dividends and distributions on the Preferred Shares;

•	will have one thousand (1,000) votes per share (one vote per one one-thousandth (1/1,000) of a Preferred Share), voting together with the Common Shares; and

•	will entitle holders, in the event of any merger, consolidation or other transaction in which shares of Common Stock are changed or exchanged, to receive 1,000 times the amount received per Common Share.
     The rights of Preferred Stock as to dividends, voting and liquidation preferences are protected by antidilution provisions. It is anticipated that the value of one one-thousandth (1/1,000) of a share of Preferred Stock will approximate the value of one share of Common Stock.
     7. Adjustments to Prevent Dilution
     The Purchase Price, the number of outstanding Rights and the number of Preferred Shares or Common Shares or other assets issuable upon exercise of the Rights are subject to adjustment from time to time as set forth in the Rights Agreement in order to prevent dilution. With certain exceptions, no adjustment in the Purchase Price is required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price.
     8. Cash Paid Instead of Issuing Fractional Securities
     No fractional securities are required to be issued upon exercise of a Right (other than fractions of Preferred Shares that are integral multiples of one one-thousandth of a Preferred Share and that may, at the election of the Corporation, be evidenced by depositary receipts) and in lieu thereof, at the Corporation’s election, an adjustment in cash may be made based on the market price of such securities on the last trading date prior to the date of exercise.

     9. Redemption
     At any time before the tenth business day following the Shares Acquisition Date, the Board may, at its option, redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment. Immediately upon such action by the Board, the only right of the holders of Rights thereafter will be to receive such payment.
     10. Exchange
     At any time after a person becomes an Acquiring Person, the Board may, at its option, exchange all or part of the then outstanding Rights for Common Shares (or Common Share equivalents) at a ratio of one Common Share per Right, subject to adjustment. Immediately upon such action by the Board, the right to exercise Rights shall terminate and the only right of the holders of Rights thereafter shall be to receive the Common Shares, or Common Share equivalents, so designated by the Board in accordance with the Exchange Ratio.
     11. No Stockholder Rights Prior to Exercise
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation (other than rights resulting from such holder’s ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.
     12. Amendment of Rights Agreement
     The Corporation may, from time to time, without the approval of any holder of Rights, supplement or amend any provision of the Rights Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights; provided, however, that from and after the close of business on the tenth day following the date a person becomes an Acquiring Person (and subject to extension by the Board, or if earlier, upon consummation of a transaction described in Section 5(b) above), the Rights Agreement cannot be amended in any manner that would materially and adversely affect the interests of any holder of outstanding Rights other than an Acquiring Person and its associates and affiliates.
Item 3.03 Material Modifications to Rights of Securities Holders.
The description set forth under “Item 1.01 — Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Corporation has amended and restated its existing Key Employee Retention Agreements with each of Messrs. Paul Folino, Executive Chairman; James McCluney, Chief Executive Officer and President; Jeffrey W. Benck, Executive Vice President and Chief Operating Officer; Marshall D. Lee, Executive Vice President, Engineering; and Michael J. Rockenbach, Executive Vice President, Chief Financial Officer, Secretary and Treasurer (each an “Executive, and collectively, the “Executives”), effective as of January 16, 2009.

The amended Key Employee Retention Agreements for Messrs. Benck, Rockenbach and Lee provide that they are entitled to receive the following payments and benefits in the event of a termination of their employment by the Corporation without Cause, or by them for Good Reason (each as defined in the agreements) during the period beginning twelve (12) months before and ending twenty-four (24) months after the effective date of a Change in Control (also as defined in the agreements):
•	a lump sum cash severance payment equal to twelve (12) months of their base pay, inclusive of their target bonus level with respect to the fiscal year prior to their termination date;

•	continuation of their health insurance with all premiums paid by the Corporation for one (1) year following the termination of their employment; and

•	full vesting and acceleration of their stock options and other stock awards and the right to exercise stock options for a period of twelve (12) months following their termination date.
The agreements also provide the Executives with reimbursement of up to $15,000 for outplacement services utilized within the first twelve (12) months following termination of employment. If the severance payment and benefits received by any one of the Executives would be considered an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, thereby subjecting the executive to a 20% penalty excise tax, then the severance payment and benefits will be reduced to the extent that a reduction would result in the Executive receiving a greater after-tax amount. Receipt of the foregoing severance payment and benefits is conditioned upon the Executives complying with the Corporation’s Employee Creation and Nondisclosure Agreement.
The terms of the amended Key Employment Retention Agreements for Messrs. Folino and McCluney are substantially the same as described above, except that they provide for a lump sum cash severance payment equal to twenty-four (24) months of their base pay, inclusive of their target bonus level with respect to the fiscal year prior to their termination date, and continuation of their health insurance with all premiums paid by the Corporation for two (2) years following the termination of their employment.
The amended Key Employment Retention Agreements are intended to supersede severance benefits under any other plan or program maintained by the Corporation, except that the Key Employee Retention Agreements do not supersede any severance payments unrelated to a change in control of the Corporation to which the Executives otherwise may be entitled pursuant to any contract of employment with the Corporation.
The above descriptions are qualified in their entirety by the form of Key Employee Retention Agreement attached to this Current Report on Form 8-K as Exhibit 10.1.
In connection with adopting the Key Employee Retention Agreements, the Corporation amended (i) the terms of all nonqualified stock option agreements between the Corporation and the Executives pursuant to the Amendment to Non-Qualified Stock Option Agreements, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference herein, and (ii) the terms of all restricted stock award agreements between the Corporation and the Executives pursuant to the Amendment to Restricted Stock Award Agreements, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated by reference herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the adoption of the Rights Agreement described in Item 1.01 above, the Board approved the amendment and restatement of the Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Corporation (the “Restated Certificate of Designations”). The Restated Certificate of Designations will be filed with the Secretary of the State of Delaware and became effective on or about January 20, 2009. The Restated Certificate of Designations is attached to this Current Report on Form 8-K as Exhibit 3.1.
In addition, on January 14, 2009, the Board amended and restated the Bylaws of the Corporation (the “Bylaws”) as described below. The following descriptions of the amendments to the Bylaws approved by the Board are not intended to specify every amendment and are qualified in their entirety by the full text of the Bylaws of the Corporation, as amended and restated, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated by reference herein.
Stockholder Meetings, Voting and Related Matters
The following are the material changes that were made to Article II of the Bylaws:

•	Section 2.4: Notice of Meetings. This section was amended to require notice regarding the business to be transacted at a meeting of stockholders to be more specific than a statement of the general nature of the business.

•	Section 2.5: Quorum. This section was amended to more closely track the applicable provisions of the Delaware General Corporate Law regarding the number of shares that constitute a quorum. This section was also amended to provide the Chairman of a meeting of stockholders with the express ability to adjourn the meeting if no quorum exists and to specify that a majority vote of stockholders present is required to adjourn on the motion of the stockholders.

•	Section 2.7: Record Date. Section 2.7(c) was amended to require any stockholder seeking to have the stockholders authorize or take corporate action to request that the Board set a record date by written notice.

•	Section 2.14: Stockholder Business at Annual Meetings of the Stockholders. This section was amended to clarify the required notice for stockholder proposals (other than those made under Rule 14a-8 under the Exchange Act), to grant the Chairman of the Board the express authority to determine whether a proposal has been properly made under the

Bylaws and to expand the disclosure required regarding the economic interests in the Corporation of the proponent and its affiliates.
Director Meetings and Related Matters
The following are the material changes that were made to Article III of the Bylaws:

•	Section 3.16: Removal of Directors. This section was amended to expressly address action by written consent.

•	Section 3.18: Notice of Stockholder Nominees. Consistent with Section 2.14, this section was amended to clarify the required notice for stockholder nominations of candidates for director, to grant the Chairman of the Board the express authority to determine whether a nomination has been properly made under the Bylaws and to expand the disclosure required regarding stockholder nominees for director and the economic interests of the nominating stockholders in the Corporation.
Other Provisions
The following is the material change that was made to Article VI of the Bylaws:

•	Section 6.4: Amendments. This section was amended to provide that stockholder approval of an amendment to the Bylaws would require the approval of sixty-six and two thirds percent of the outstanding shares.
Item 8.01. Other Events.
On January 16, 2009, the Corporation announced the declaration of the dividend of Rights and issued a press release relating to such declaration, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
No.	Description
3.1	Amended and Restated Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of Emulex Corporation.

3.2	Bylaws of Emulex Corporation, as amended and restated.

4.1	Rights Agreement, dated as of January 15, 2009, between the Corporation and Mellon Investor Services LLC, as rights agent, which includes as Exhibit B the Form of Rights Certificate.

10.1	Form of Key Employee Retention Agreement.

10.2	Form of Amendment to Non-Qualified Stock Option Agreements.

10.3	Form of Amendment to Restricted Stock Award Agreements.

99.1	Press Release.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION

Date: January 16, 2009	BY:	/s/ James McCluney James McCluney, Chief Executive Officer

Exhibit Index

Exhibit
No.	Description
3.1	Amended and Restated Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of Emulex Corporation.

3.2	Bylaws of Emulex Corporation, as amended and restated.

4.1	Rights Agreement, dated as of January 15, 2009, between the Corporation and Mellon Investor Services LLC, as rights agent, which includes as Exhibit B the Form of Rights Certificate.

10.1	Form of Key Employee Retention Agreement.

10.2	Form of Amendment to Non-Qualified Stock Option Agreements.

10.3	Form of Amendment to Restricted Stock Award Agreements.

99.1	Press Release.